UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

September 29, 2022

NOVELSTEM INTERNATIONAL CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA

(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-14332	65-0385686
(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

2255 Glades Road, Ste. 221A

Boca Raton, FL 33431

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(410) 654-3315

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2022, the Board of Directors of Novelstem International Corp. (the “Company”) elected Mr. Jan Loeb, its current chairman, as Executive Chairman and Principal Executive Officer and Christine Jenkins as its Chief Financial Officer and Secretary. Prior to serving as the Company’s Chief Financial Officer, Ms. Jenkins served as the Company’s outside consultant since March 2022 in which she provided the Company with certain financial services.

Mr. Loeb, 63, has more than 40 years of business, money management and investment banking experience. He has served as Chairman of the Company’s Board since July 2018. He has been the Managing Member of Leap Tide Capital Management LLC since 2007 and has served as President and CEO of Acorn Energy, Inc. since January 2016 and as a Director since August 2015. He has been a Director of Keweenaw Land Association, Ltd. From 2005 to 2007, Mr. Loeb was President of Leap Tide’s predecessor, formerly known as AmTrust Capital Management Inc. He served as a Portfolio Manager of Chesapeake Partners from February 2004 to January 2005 and as Managing Director at Jefferies & Company, Inc. from 2002 to 2004. From 1994 to 2001, he served as Managing Director at Dresdner Kleinwort Wasserstein, Inc. (formerly Wasserstein Perella & Co., Inc.). Mr. Loeb was a Lead Director of American Pacific Corporation from 2013 to 2014 and a director from 1997 to 2014. He also served as an Independent Director of Pernix Therapeutics Holdings Inc. (formerly, Golf Trust of America, Inc.) from 2006 to 2011 and as a Director of TAT Technologies, Ltd. from 2009 to 2016.

In May 2022, the Company entered into an agreement with Jan Loeb and Jerry Wolasky, another member of the Board, which was amended in July 2022, pursuant to which the Company could borrow up to an aggregate of $600,000 for working capital needs. This agreement provides for funding through January 31, 2024, provides for interest at a rate of 8% per annum and matures the earlier of January 31, 2024 or 20 months from the date of the first funded amount unless the lenders agree to extend the due date at that time. As of the date of this Current Report on Form 8-K, the Company has drawn down $200,000 under the aforementioned agreement.

Mr. Loeb also participated in the Company’s June 2018 financing in which he purchased 1,000,000 shares of common stock for an aggregate purchase price of $100,000 and in the Company’s June 2020 financing in which he purchased 1,500,000 shares of common stock for an aggregate purchase price of $150,000. As part of the terms of such investment, in November 2021, the Company issued Mr. Loeb an additional 270,270 shares of common stock as a result of certain contingent assets not being realized.

Ms. Jenkins, 59, has over thirty-five years of experience in public accounting, including audit, consulting and corporate tax. Ms. Jenkins is currently serving as a consultant providing audit and accounting consultation to publicly traded and large privately held companies. From 2010 to 2018 Ms. Jenkins was an audit partner with Cherry Bekaert, LLP. Prior to Cherry Bekaert, from 1995 to 2010, Ms. Jenkins was a partner in a local accounting firm in Atlanta, GA. Prior experience included audit and tax positions in public accounting firms. Ms. Jenkins is paid on an hourly basis.

Except as disclosed herein, there are no arrangements or understandings with Mr. Loeb or Ms. Jenkins and any other person pursuant to which he or she was appointed to their respective positions. There are no family relationships between either Mr. Loeb or Ms. Jenkins and any director or executive officer of the Company, and, except as disclose herein, neither Mr. Loeb nor Ms. Jenkins is a party to a related party transaction within the meaning of Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELSTEM INTERNATIONAL CORP.

Date: October 4, 2022	By:	/s/ Jan Loeb
Jan Loeb
Executive Chairman